    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1995
                                                     REGISTRATION NO. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                _______________



                           ATLANTA GAS LIGHT COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        GEORGIA                                               58-0145925
------------------------                                  -------------------
(State of incorporation)                                   (I.R.S. Employer
                                                          Identification No.)


                  303 PEACHTREE STREET, ATLANTA, GEORGIA 30308
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)



              ATLANTA GAS LIGHT COMPANY NONQUALIFIED SAVINGS PLAN
              ---------------------------------------------------
                            (Full title of the plan)


                                _______________


                               ROBERT L. GOOCHER
                            EXECUTIVE VICE PRESIDENT
                           ATLANTA GAS LIGHT COMPANY
                              303 PEACHTREE STREET
                             ATLANTA, GEORGIA 30308
                                 (404) 584-4000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _________________

                                 _______________

                                    COPY TO:

                                WILLIAM L. FLOYD
                            LONG, ALDRIDGE & NORMAN
                              303 PEACHTREE STREET
                            ATLANTA, GEORGIA  30308
                                 (404) 527-4010

                                 ______________

                        CALCULATION OF REGISTRATION FEE



=========================================================================
                   |              |  Proposed |  Proposed  |
     Title of      |              |  Maximum  |   Maximum  |
    Securities     |    Amount    |  Offering |  Aggregate |   Amount of
      to be        |    to be     | Price Per |  Offering  | Registration
  Registered (1)   |Registered (1)| Share (2) |  Price (2) |    Fee (2)
=========================================================================
                   |              |           |            |
                   |              |           |            |
Common Stock,      |              |           |            |
 par value $5.00   |              |           |            |
 per share         |    50,000    |  $35.625  | $1,781,250 |   $614.22
                   |              |           |            |
                   |              |           |            |
=========================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Atlanta Gas Light Company Nonqualified Savings Plan (the "Plan").

(2) The offering prices of such shares which may be acquired in the future under the Plan are not presently determinable. The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system on August 21, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Atlanta Gas Light Company (the "Company" or the "Registrant") are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

     2. The Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995; and

     3. The description of the Company's Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A (Registration No. 1-9905) as filed with the Commission on March 28, 1988.

     All reports and other documents subsequently filed by the Company or the Atlanta Gas Light Company Nonqualified Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Section 6.01B of the Company's Charter are similar in all substantive respects to those contained in
Section 14-2-202(b)(4) of the Georgia Code outlined above, and Section 6.01B provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

     Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Company for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Company) in which he may become involved by reason of being a director of the Company. Section 14-2-851 also provides such indemnity for directors who, at the request of the Company, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Company and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Company in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

     Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

     Section 14-2-857 of the Georgia Code provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Company may, as provided by its Charter, By-Laws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

     The provisions of Article II, Section 7 of the Company's By-Laws are similar in all substantive respects to the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, the Board of Directors has authorized the Company to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for directors of the Company pursuant to the provisions of the Georgia Code outlined above.

     Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the By-Laws of the Company and the laws of the State of Georgia.

ITEM 8.  EXHIBITS
         --------

EXHIBIT NUMBER           DESCRIPTION

5              Opinion of Melanie M. Platt, Esq.

23.1           Consent of Deloitte & Touche LLP.

23.2           Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

24             Powers of Attorney.

ITEM 9.  UNDERTAKINGS
         ------------

     A.   RULE 415 OFFERING.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.   SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

     C.   INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
THE REGISTRANT.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 25, 1995.


                              ATLANTA GAS LIGHT COMPANY



                              By: /s/ David R. Jones
                                  ---------------------------
                                  DAVID R. JONES
                                  PRESIDENT AND
                                  CHIEF EXECUTIVE OFFICER



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 25, 1995.

     Signatures                            Title
     ----------                            -----


/s/ David R. Jones                        President and Chief Executive
------------------------------------
David R. Jones                            Officer (Principal Executive
                                          Officer) and Director



/s/ Robert L. Goocher                     Executive Vice President
------------------------------------
Robert L. Goocher                         (Principal Financial Officer)




/s/ J. Michael Riley                      Vice President
------------------------------------
J. Michael Riley                          (Principal Accounting Officer)



Frank Barron, Jr.*                        Director
------------------------------------
Frank Barron, Jr.



W. Waldo Bradley*                         Director
------------------------------------
W. Waldo Bradley

Otis A. Brumby, Jr.*                      Director
------------------------------------
Otis A. Brumby, Jr.



                                          Director
------------------------------------
L. L. Gellerstedt, Jr.



Kenneth D. Lewis*                         Director
------------------------------------
Kenneth D. Lewis



Albert G. Norman, Jr.*                    Director
------------------------------------
Albert G. Norman, Jr.



D. Raymond Riddle*                        Director
------------------------------------
D. Raymond Riddle



Betty L. Siegel*                          Director
------------------------------------
Betty L. Siegel



Ben J. Tarbutton, Jr.*                    Director
------------------------------------
Ben J. Tarbutton, Jr.



Charles McKenzie Taylor*                  Director
------------------------------------
Charles McKenzie Taylor



Felker W. Ward, Jr.*                      Director
------------------------------------
Felker W. Ward, Jr.



*By /s/ Robert L. Goocher
    --------------------------------
    Robert L. Goocher,
    as Attorney-in-Fact

THE PLAN.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 25, 1995.



                                    ATLANTA GAS LIGHT COMPANY
                                    NONQUALIFIED SAVINGS PLAN



                                    By: /s/ Robert L. Goocher
                                        --------------------------------
                                            Robert L. Goocher
                                            Member
                                            Administrative Committee

                                 EXHIBIT INDEX


Exhibit No.           Exhibit
-----------           -------

5             Opinion of Melanie M. Platt, Esq.

23.1          Consent of Deloitte & Touche LLP.

23.2          Consent of Melanie M. Platt, Esq. (included in Exhibit 5).

24            Powers of Attorney.